UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934 (Amendment No. )

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Electro-Sensors, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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ELECTRO-SENSORS, INC.   6111 Blue Circle Drive   Minnetonka, Minnesota 55343

(952) 930-0100

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

To Be Held On April 14, 2004

To the Shareholders of Electro-Sensors Inc.:

Notice is hereby given that the Annual Meeting of Shareholders of Electro-Sensors, Inc. will be held at the Sheraton Bloomington (formerly known as the Radisson South), 7800 Normandale Boulevard, Bloomington, Minnesota, on Wednesday, April 14, 2004, at 2:00 pm, Central Standard Time, for the following purposes:

1.                                       To set the number of directors at five (5);

2.                                       To elect five directors to serve until the next annual meeting of shareholders;

3.                                       To approve auditors for the Company for the fiscal year ending December 31, 2004; and

4.                                       To take action upon any other business as may properly come before the meeting or any adjournment thereof.

Accompanying this Notice of Annual Meeting is a Proxy Statement, Form of Proxy and the Company’s 10-KSB for the fiscal year ended December 31, 2003.

The Board of Directors has fixed the close of business on February 17, 2004 as the record date for the determination of shareholders entitled to notice of and to vote at the Annual Meeting of Shareholders.

BY ORDER OF THE BOARD OF DIRECTORS,

/s/ Bradley D. Slye

Bradley D. Slye
President

Minnetonka, Minnesota
Dated: March 18, 2004

TO ASSURE YOUR REPRESENTATION AT THE MEETING, PLEASE SIGN, DATE AND RETURN YOUR PROXY IN THE ENCLOSED ENVELOPE, WHETHER OR NOT YOU EXPECT TO ATTEND IN PERSON. SHAREHOLDERS WHO ATTEND THE MEETING MAY REVOKE THEIR PROXIES AND VOTE IN PERSON IF THEY SO DESIRE.

PROXY STATEMENT

FOR

ANNUAL MEETING OF SHAREHOLDERS

To Be Held On April 14, 2004

GENERAL INFORMATION

This Proxy Statement is furnished by the Board of Directors (the “Board of Directors”) of Electro-Sensors, Inc., a Minnesota corporation (the “Company”), to the shareholders of the Company in connection with a solicitation of proxies for use at the Annual Meeting of Shareholders (the “Annual Meeting”) to be held at 2:00 p.m., Central Standard Time, on Wednesday, April 14, 2004, at the Sheraton Bloomington, 7800 Normandale Boulevard, Bloomington, Minnesota, and at any and all adjournments thereof.  This Proxy Statement and the accompanying materials are first being mailed to shareholders on or about March 18, 2004.

If your shares are registered in the name of a bank or brokerage firm, you may be eligible to vote your shares electronically via the Internet or telephone.  A large number of banks and brokerage firms are participating in the ADP Investor Communication Services online program.  This program provides eligible shareholders who receive a paper copy of the Annual Report and Proxy Statement the opportunity to vote via the Internet or telephone.  If your bank or brokerage firm is participating in ADP’s program, your voting form will provide instructions.  If your voting form does not refer to Internet or telephone information, please complete and return the paper proxy card in the postage paid envelope provided.

Any proxy delivered pursuant to this solicitation is revocable at the option of the person giving the proxy at any time before it is exercised.  A proxy may be revoked, prior to its exercise, by executing and delivering a later-dated proxy via the Internet, via telephone or by mail, by delivering written notice of the revocation of the proxy to the Company’s Secretary prior to the Annual Meeting, or by attending and voting at the Annual Meeting.  Attendance at the Annual Meeting, in and of itself, will not constitute a revocation of a proxy.  The shares represented by a proxy will be voted in accordance with the shareholder’s directions if the proxy is duly submitted and not validly revoked prior to the Annual Meeting.  If no directions are specified on a duly submitted proxy, the shares will be voted, in accordance with the recommendations of the Board of Directors, FOR approval of the number of directors to be set at five, FOR the election of the directors nominated by the Board of Directors, FOR the approval of auditors for the fiscal year ending December 31, 2004, and in accordance with the discretion of the persons appointed as proxies on any other matters properly brought before the Annual Meeting and any all adjournments thereof.

The expense of preparing, printing, and mailing this Proxy Statement and the proxies solicited hereby will be borne by the Company.  The Company will also request brokerage firms, banks, nominees, custodians, and fiduciaries to forward proxy materials to the beneficial owners of shares of Common Stock as of the record date and will provide reimbursement for the cost of forwarding the proxy materials in accordance with customary practice.  In addition to the use of the Internet and mail, proxies may be solicited by officers, directors, and regular employees of the Company, without additional remuneration, in person or by telephone, telegraph, or facsimile transmission.

OUTSTANDING SHARES & VOTING RIGHTS

The Company fixed the close of business on February 17, 2004 as the record date for determining shareholders entitled to notice of and to vote at the Annual Meeting.  At February 17, 2004, the Company had outstanding 3,184,499 shares of Common Stock, the only outstanding class of capital stock of the Company.   Each share of Common Stock outstanding on the record date entitles the holder thereof to one (1) vote on each matter to be voted upon by shareholders at the Annual Meeting.  Holders of Common Stock are not entitled to cumulative voting rights.

A majority of the shares of Common Stock entitled to vote at the Annual Meeting, present in person or by proxy, constitutes a quorum for the transaction of business.  Abstentions are counted as shares present for purposes of determining the presence or absence of a quorum.  Proxies relating to “street name” shares that are voted by brokers on some matters, but not on other matters as to which authority to vote is withheld from the broker (“broker non-votes”) absent voting instructions from the beneficial owner, will be treated as shares present for purposes of determining the presence or absence of a quorum.  The Inspector of Election appointed by the Board of Directors will determine the shares represented at the meeting and the validity of proxies and ballots, and will count all votes and ballots.

SECURITY OWNERSHIP OF CERTAIN

BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information, as of February 17, 2004, regarding the beneficial ownership of the outstanding shares of Common Stock by persons known by the Company to beneficially own more than 5% of the outstanding shares of Common Stock, by directors and director nominees, by the executive officers named in the Summary Compensation Table, and by such directors and executive officers as a group.  Amounts for 5% shareholders are reported as of the date such shareholders reported such holdings in filings under the Securities Exchange Act of 1934 (the “Exchange Act”) unless more recent information was provided.

	Common Stock
Name and Address of Beneficial Owner	Number of Shares Beneficially Owned(1)		Percent of Class

Peter R. Peterson 6111 Blue Circle Drive Minnetonka, MN 55343	1,287,834	(2)	40.3%
Bradley D. Slye 6111 Blue Circle Drive Minnetonka, MN 55343	220,065	(3)	6.7%
Jean C. Slattery 4378 Mackey Avenue Minneapolis, MN 55424	165,856	(4)	5.2%
John S. Strom 5005 Arden Avenue Edina, MN 55424	21,750	(5)	*
Joseph A. Marino 13770 Frontier Court Burnsville, MN 55337	22,500	(6)	*
Geoffrey W. Miller 12735 42nd Place North Plymouth, MN 55442	12,000	(7)	*

Officers and Directors as a Group	1,730,005	(8)	51.6%

*Indicates ownership of less than one percent (1.0%).

(1)          Except as otherwise indicated, each person named or included in the group has the sole power to vote and sole power to direct the disposition of all shares listed as beneficially owned by him/her.

(2)          Includes 4,500 shares held by Mr. Peterson’s spouse, 27,852 shares held by the ESOP for the account of Mr. Peterson, and 13,500 shares purchasable upon exercise of options presently exercisable or exercisable within 60 days of February 17, 2004.

(3)          Includes 5,190 shares held by Mr. Slye’s spouse, 205 shares held by Mr. Slye’s children, 14,757 shares held by the ESOP for the account of Mr. Slye, and 108,000 shares purchasable upon exercise of options presently exercisable or exercisable within 60 days of February 17, 2004.

(4)          Includes 41,835 shares held by the estate of James P. Slattery (Jean C. Slattery is the personal representative of such estate).

(5)          Includes 15,000 shares purchasable upon exercise of options presently exercisable or exercisable within 60 days of February 17, 2004.

(6)          Includes 21,750 shares purchasable upon exercise of options presently exercisable or exercisable within 60 days of February 17, 2004.

(7)          Includes 12,000 shares purchasable upon exercise of options presently exercisable or exercisable within 60 days of February 17, 2004.

(8)          Includes 170,250 shares that may be purchased by officers and directors upon exercise of options presently exercisable or exercisable within 60 days of February 17, 2004, and 42,609 shares allocated to officers’ accounts under the ESOP.

The above beneficial ownership information is based on information furnished by the specified persons and is determined in accordance with Rule 13d-3 under the Exchange Act, as required for purposes of this Proxy Statement.  Accordingly, it includes shares of Common Stock that are issuable upon the exercise of stock options exercisable within 60 days of February 17, 2004.  Such information is not necessarily to be construed as an admission of beneficial ownership for other purposes.

ELECTION OF DIRECTORS

Proposals #1 and #2

The Bylaws of the Company provide that the shareholders at each annual meeting shall determine the number of directors, which shall not be less than one.  The Nominating Committee recommends to Board of Directors that the number of directors be set at five and that five directors be elected at the Annual Meeting to serve until the next Annual Meeting or until their successors are duly elected and qualified.  Under applicable Minnesota law, approval of the proposal to set the number of directors at five, as well as the election of each nominee, requires the affirmative vote of the holders of the greater of (1) a majority of the voting power of the shares represented in person or by proxy at the annual meeting with authority to vote on such matter or (2) a majority of the voting power of the minimum number of shares that would constitute a quorum for the transaction of business at the annual meeting.

The persons named below have been nominated for election.  All nominees are currently directors of the Company.  If, prior to the Annual Meeting, it should become known that any of the following individuals will be unable to serve as a director after the Annual Meeting by reason of death, incapacity or other unexpected occurrence, the proxies will be voted for such substitute nominee as is selected by the Board of Directors.  The Board of Directors has no reason to believe that any of the following nominees will be unable to serve.

The following table sets forth the principal occupations (for at least the last five years) and directorships of the nominees:

Name	Principal Occupation and Directorships	Age	Director Since

Bradley D. Slye	Chairman of the Board and President of the Company since 1997	44	1997

Peter R. Peterson	President, P.R. Peterson Company (a venture capital firm); Secretary of the Company since 1973. Director of PPT Vision, Inc.	70	1969

John S. Strom	Retired; Vice President of Financial Planning & Analysis of Northwest Bancorp (currently Wells Fargo)	70	1989

Joseph A. Marino	President and CEO of Cardia, Inc. (a medical equipment manufacturer) since 1998.	52	1994

Geoffrey W. Miller	Controller of Wilcox Paper (a distributor of fine paper to the Printing Industry) since 2002.	49	1999

Code of Conduct

The Company has adopted the Electro-Sensors Code of Ethics and Business Conduct (the “Code of Conduct”), a code of conduct that applies to all of our directors, officers and employees.  A copy of the Code of Conduct is attached to this Proxy Statement as Appendix A.   If we make any substantive amendments to the Code of Conduct or grant any waiver, including any implicit waiver from a provision of the code of conduct to our directors or executive officers, we will disclose the nature of such amendments or waiver on our website or in a report on Form 8-K.

Communications with the Board

Shareholders may communicate directly with the Board of Directors.  All communications should be directed to our Corporate Secretary at the address below and should prominently indicate on the outside of the envelope that it is intended for the Board of Directors or for non-management directors.  If no director is specified, the communication will be forwarded to the entire Board.  Shareholder communications to the Board should be sent to:

Corporate Secretary

Attention:  Board of Directors

Electro-Sensors, Inc.

6111 Blue Circle Drive

Minnetonka, Minnesota 55343-9108

Director Attendance at Annual Meeting

Directors’ attendance at Annual Meetings can provide our shareholders with an opportunity to communicate with directors about issues affecting the Company, thus, all directors are expected to attend the Annual Meetings of Shareholders.  In the event that a director is unable to attend such meeting, a written notice must be sent to the Secretary of the Company at least ten days prior to such meeting.  The written notice must provide the director’s name, cause of absence and the number of annual meetings such director attended during the last three years.  Five directors attended the 2003 Annual Meeting of Shareholdings.

Majority of Independent Directors; Committees of Independent Directors

The Board of Directors has determined that Messrs. Marino, Miller and Strom, constituting a majority the Board of Directors, are independent directors in accordance with Nasdaq rules since none of them are believed to have any relationships that, in the opinion of the Board of Directors, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director.  Mr. Slye is precluded from being considered independent by Nasdaq rules since he currently serves as an executive officer of the Company.  Mr. Peterson is precluded from being considered independent by Nasdaq rules since he currently employed by the Company.

Each member of the Company’s Audit Committee, Compensation Committee and Nominating Committee has been determined, in the opinion of the Board of Directors, to be independent in accordance with Nasdaq rules.

Committees and Meetings of the Board of Directors

The present standing committees of the Board of Directors are described below.

Board Meetings

The Board of Directors met four times during the last fiscal year.  No incumbent member of the Board of Directors attended fewer than 75% of the total number of meetings held by the Board of Directors and the committees on which he served (during the periods that he served).

Audit Committee

Messrs. Strom, Marino, and Miller currently serve as members of the Audit Committee.  This committee met twice during the last fiscal year.  The Audit Committee is responsible for assisting the Board of Directors with respect to its oversight of corporate accounting, reporting practices of the Company, and the quality and integrity of the financial reports of the Company.  The Audit Committee has adopted a charter, which specifies the composition and responsibilities of the committee.  For more information concerning the Audit Committee, see the Report of the Audit Committee on Page 9 and Audit Committee Charter attached as Appendix A to the Proxy Statement for the 2003 Annual Meeting of Shareholders.  The Board has named Geoff Miller as the “audit committee financial expert” as defined by Item 401(h)(2) of Regulation S-K under the Securities Act of 1933.  The Company acknowledges that the designation of Mr. Miller as the audit committee financial expert does not impose on Mr. Miller any duties, obligations or liability that are greater than the duties, obligations and liability imposed on Mr. Miller as a member of the Audit Committee and the Board of Directors in the absence of such designation or identification.

Compensation Committee

Messrs. Strom, Marino and Miller currently serve as members of the Compensation/Stock Option Committee (the “Compensation Committee”).  This committee met twice during the last fiscal year.  The Compensation Committee is responsible for making recommendations to the Board of Directors concerning compensation of the Company’s employees, officers, and directors, and is authorized to determine the compensation of the Company’s executive officers.  The Compensation Committee is authorized to administer the various incentive plans of the Company and has all powers of the attendant thereto, including the power to grant employee stock options.

Directors’ Compensation

In the past, Directors who are not employees of the Company receive $1,500 per meeting for their services on the Board.  In addition, under the Company’s 1997 Stock Option Plan, each non-employee director is automatically granted 3,000 share options upon each election or re-election as a director by the shareholders.  In January 2003, the Compensation Committee elected to discontinue the grant of stock options.  The fee remains at $1,500 per meeting.

Nominating Committee

Messrs. Strom, Marino, and Miller currently serve as members of the Nominating Committee. The Nominating Committee did not meet in fiscal year 2003.  The Nominating Committee is responsible for evaluating and nominating or recommending candidates for the Company’s Board of Directors.  A copy of the Nominating Committee Charter, which has been adopted by the Company’s Board of Directors, is attached hereto as Appendix B.   As stated above, the Board has concluded that each member of the Nominating Committee is independent, as independence for nominating committee members is defined in the listing standards of the Nasdaq.

The Nominating Committee will consider candidates for nomination as a director recommended by shareholders, directors, third party search firms and other sources.  In evaluating director nominees, the Nominating Committee considers the following factors and qualifications:

•                  the appropriate size and the diversity of the Company’s Board of Directors;

•                  the needs of the Board with respect to the particular talents and experience of its directors;

•                  the knowledge, skills and experience of nominees, including experience in technology, business, finance, administration or public service, in light of prevailing business conditions and the knowledge, skills and experience already possessed by other members of the Board;

•                  familiarity with domestic and international business matters;

•                  age and legal and regulatory requirements;

•                  experience with accounting rules and practices;

•                  appreciation of the relationship of the Company’s business to the changing needs of society; and

•                  the desire to balance the considerable benefit of continuity with the periodic injection of the fresh perspective provided by new members.

The Nominating Committee will consider the attributes of the candidates and the needs of the board, and will review all candidates in the same manner.  Shareholders who wish to recommend one or more directors must provide written recommendation to the Company’s principal executive offices, 6111 Blue Circle Drive, Minnetonka, Minnesota 55343, directed to the attention of the Corporate Secretary.  The Secretary will forward the proposals and recommendations to the Nominating Committee for consideration.

The Nominating Committee believes that candidates for directors should have certain minimum qualifications, including being able to read and understand basic financial statements, being over 18 years of age, having familiarity with the Company’s business and industry, having high moral character and mature judgment, being able to work collegially with others, and not currently serving on more than three Boards of public companies.  The Nominating Committee may modify these minimum qualifications from time to time.

A shareholder who wishes to recommend one or more directors must provide a written recommendation to the Secretary of the Company at the address below.  Notice of a recommendation must include name and address of the shareholder and the class and number of shares such shareholder owns.  With respect to the nominee, the shareholder should include the nominee’s name, age, business address, residence address, current principal occupation, five year employment history with employer names and a description of the employer’s business, the number of shares beneficially owned by the nominee, whether such nominee can read and understand basic financial statements, and Board membership, if any.

The recommendation must be accompanied by a written consent of the nominee to stand for election if nominated by the Board of Directors and to serve if elected by the shareholders.  The Company may require any nominee to furnish additional information that may be needed to determine the eligibility of the nominee.

Peter R. Peterson

6111 Blue Circle Drive

Minnetonka, MN 55343-9108

AUDIT COMMITTEE REPORT

The Board of Directors maintains an Audit Committee comprised of three of the Company’s “outside” directors.  The Board of Directors and the Audit Committee believe that the Audit Committee’s current member composition satisfies the rule of the National Association of Securities Dealers, Inc. (“NASD”) that governs audit committee composition, Rule 4350(d)(2), including the requirement that audit committee members all be “independent directors” as that term is defined by NASD Rule 4200(a)(15).

The Audit Committee of the Board of Directors oversees and monitors the participation of the Company’s management and independent auditors throughout the financial reporting process.

In connection with its function to oversee and monitor the financial reporting process of the Company, the Audit Committee has done the following:

•                  Reviewed and discussed the audited financial statements for the fiscal year ended December 31, 2003 with the Company’s management;

•                  Discussed with the Company’s independent auditors those matters required to be discussed by SAS 61 (Codification of Statements on Auditing Standards, AU §380); and

•                  Received the written disclosure and the letter from the independent accountants required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees) and has discussed with the independent accountants its independence.

Based on the foregoing, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Company’s annual report on Form 10-KSB for the fiscal year ended December 31, 2003.

Audit Committee

John S. Strom

Joseph A. Marino

Geoffrey W. Miller

EXECUTIVE COMPENSATION

Compensation Summary

The following table summarizes information concerning the compensation awarded or paid to, or earned by, the Company’s Chairman and President/Chief Executive Officer during each of the Company’s last three fiscal years.  No other executive officers received salary and bonus for fiscal 2003 exceeding $100,000.

Summary Compensation Table

					Long-Term Compensation
					Awards		Payouts
Name and Principal Position	Year	Salary ($)	Bonus ($)	Other Annual Comp ($)	Restricted Stock Award(s) ($)	Securities Underlying Option SARs (#)	LTIP Payouts ($)	All Other Comp ($)(a)

Bradley D. Slye	2003	176,000	88,000	0	0	0	0	10,520
Chairman	2002	176,275	88,000	0	0	0	0	7,500
President/CEO	2001	173,503	75,500	0	0	75,000	0	3,412

(a) Amounts reflect allocations to individual’s account of Company contributions to the ESOP, 401(k) Plan, and/or standard employee benefit plans.

Stock Options

There were no options to purchase Company Common Stock granted to named executive officers during fiscal 2003.

The following tables sets forth information concerning individual exercises of stock options by the named executive officer(s) during fiscal 2003, as well as the number of options outstanding at the end of fiscal 2003 for the named executive officer(s).

Aggregated Options/SAR Exercises in Last Fiscal Year And

Fiscal Year-End Options/SAR Values (a)

Name	Shares Acquired on Exercise (#)	Value Realized ($)	Number of Securities Underlying Unexercised Options/SARs (a)		Value of Unexercised In-the-Money Options/SARs
			at Fiscal Year-End (#)		at Fiscal Year-End ($)
			Exercisable	Unexercisable	Exercisable	Unexercisable

Bradley Slye	0	N/A	108,000	0	$238,375	$0

(a) Consists entirely of stock options.

APPROVAL OF INDEPENDENT AUDITORS

Proposal #3

 On June 24, 2003, the Registrant dismissed Schweitzer Karon & Bremer, LLC as the Registrant’s independent public accountants. The Registrant’s Board of Directors and audit committee participated in and approved the decision to change accountants.  On June 24, 2003, the Registrant’s board of directors and Audit Committee retained Virchow, Krause & Company, LLC to be the Registrant’s principal independent accountants for the fiscal year ended December 31, 2003 and has selected Virchow Krause & Company, LLC to serve as the Company’s independent auditors for the fiscal year ending December 31, 2004.  The Board of Directors desires that the selection of such independent auditors for the current fiscal year be submitted to the shareholders for approval.  If the selection is not approved, the Board of Directors will reconsider its decision.

A representative of Virchow Krause & Company, LLC is expected to be present at the Annual Meeting of Shareholders, will have an opportunity to make a statement if he or she desires to do so and will be available to respond to appropriate questions.

DISCLOSURE OF FEES PAID TO INDEPENDENT AUDITORS

Audit Fees

The following fees were paid to Schweitzer Karon & Bremer, LLC and Virchow Krause & Company, LLC (“VKC”) for fiscal years 2002 and 2003:

	FY 2003 (VKC)	FY 2003 (SKB)	FY 2002 (SKB)
Audit Fees	$15,270	$2,596	$37,900
Audit-Related Fees	$0	$650	$6,714
Tax Fees	$0	$0	$7,850
All Other Fees	$0	$7,007	$25,650

Audit Fees were for professional services rendered for the audit of the Company’s consolidated financial statements and review of the interim consolidated financial statements included in quarterly reports and services that are normally provided by Schweitzer Karon & Bremer, LLC in connection with statutory and regulatory filings or engagements.

Audit-Related Fees were for assurance and related services that are reasonably related to the performance of the audit or review of the Company’s consolidated financial statements and are not reported under “Audit Fees.”

Tax Fees were for professional services for federal and state tax compliance, tax advice and tax planning.

All Other Fees were for services other than the services reported above.

Pursuant to its written charter, the Audit Committee is required to pre-approve the audit and non-audit services performed by the Company’s independent auditors in order to assure that the provision of such services does not impair the auditor’s independence.  Unless a particular service has received general pre-approval by the Audit Committee, each service provided must be specifically pre-approved.  Any proposed services exceeding pre-approved costs levels will require specific pre-approval by the Audit Committee.

As part of the Company’s annual engagement agreement with its independent auditor, the Audit Committee pre-approves the following audit services to be provided by the independent auditor: statutory and financial audits for the company and any of its subsidiaries and affiliates, audit services associated with SEC registration statements, periodic reports and other documents filed with the SEC, production of other documents issued by the independent auditor in connection with securities offerings (e.g., comfort letters, consents), and assistance in responding to SEC comment letters.  The Audit Committee also provides pre-approval in the annual engagement of most consulting services provided by the independent auditor related to the accounting or disclosure treatment of transactions or events and the actual or potential impact of final or proposed rules, standards or interpretations by the SEC, FASB, or other regulatory or standard-setting bodies.

The Audit Committee has also provided the Company’s independent auditors with a general pre-approval of certain tax services.  The Audit Committee does not believe that performance of these tax services impairs the auditor’s independence.  Specifically, the Audit Committee has given the independent auditors pre-approval for U.S. federal, state, and local tax planning and advice, U.S. federal, state, and local tax compliance, international tax planning and advice, international tax compliance, and tax planning and advice related to merger and acquisition activities.  The Company’s independent auditors must inform the Audit Committee whenever a pre-approved service is provided.   The aggregate amount of fees for these pre-approved tax services may not exceed $8,000 without explicit approval by the Audit Committee.

The term of any pre-approval is 12 months from the date of pre-approval, unless the Audit Committee specifically provides for a different term.  The Audit Committee retains the right to periodically revise the above list of pre-approved services.

SECTION 16(a) BENEFICIAL OWNERSHIP

REPORTING COMPLIANCE

Pursuant to Section 16(a) of the Exchange Act, the Company’s directors, its executive officers, and any persons who beneficially own more than 10% of the Company’s Common Stock are required to report their initial ownership of Common Stock and subsequent changes in that ownership to the Securities and Exchange Commission.  Specific due dates for those reports have been established, and the Company is required to disclose in this Proxy Statement any failure to file by those due dates during fiscal 2003.  Based upon a review of such reports furnished to the Company, or written representations that no reports were required, the Company believes that all of those filing requirements were satisfied with respect to fiscal 2003.

OTHER MATTERS

The Board of Directors knows of no other matters to be brought before the Annual Meeting.  However, if any other matters are properly brought before the Annual Meeting, it is the intention of the persons named in the accompanying proxy to vote in accordance with their judgment on such matters.

SHAREHOLDER PROPOSALS

Shareholder proposals for the 2005 Annual Meeting of Shareholders of the Company must be received no later than November 18, 2004 at the Company’s principal executive offices, 6111 Blue Circle Drive, Minnetonka, Minnesota 55343, directed to the attention of the P. R. Peterson, Corporate Secretary, in order to be considered by the Board of Directors for inclusion in next year’s annual meeting proxy material under the SEC’s proxy rules.

Also, if a shareholder proposal intended to be presented at the next annual meeting but not included in the Company’s proxy statement and proxy is received by the Company after February 1, 2005, then management named in the Company’s proxy form for the next annual meeting will have discretionary authority to vote shares represented by such proxies on the shareholder proposal, if presented at the meeting, without including information about the proposal in the Company’s proxy material.

FORM 10-KSB

A copy of the Company’s Annual Report to the Securities and Exchange Commission on Form 10-KSB for the fiscal year ended December 31, 2003 has been provided with this Proxy Statement.  The Company will furnish to any shareholder, upon written request, any exhibit described in the list accompanying the Form 10-KSB upon the payment, in advance, of reasonable fees related to the Company’s furnishing such exhibits(s).  Any such request should include a representation that the shareholder was the beneficial owner of shares of Electro-Sensors Common Stock on February 17, 2004, the record date for the 2004 Annual Meeting, and should be directed to Mr. Bradley Slye, Chief Executive Officer, at the Company’s principal address.

The foregoing Notice of Annual Meeting and Proxy Statement are sent by order of the Board of Directors.

BRADLEY D. SLYE
President
March 18, 2004

Appendix A

ELECTRO-SENSORS, INC.

CODE OF ETHICS

AND

BUSINESS CONDUCT

To Our Employees, Officers and Directors:

Ethical business practices provide a critical foundation for our success and protect our reputation in the industry and community.  Integrity in the manner in which we manage and operate Electro-Sensors, Inc. (“ESI” or the “Company”) is a key element in our corporate culture.  We place a high value on honesty, fair dealing and ethical business practice.

The following Code of Ethics and Business Conduct is designed to help you understand what the Company expects of its employees, officers and directors.  It does not cover every ethical issue, but the basics are here to help your general understanding.  For employees, compliance with the Code is a condition of employment.  This Code supplements and does not replace or modify the Company’s other policies or procedures, including provisions of the Company’s current employee handbook(s) and other statements of policy or procedure issued from time to time.

Ethical behavior is everyone’s responsibility.  You must show that responsibility by

•                  Knowing and complying with the requirements and expectations that apply to your job, which includes following this Code of Ethics and Business Conduct.

•                  Promptly reporting suspected violations of law or the Code.

•                  Cooperating with any investigation of a potential ethics or business conduct violation.

•                  Seeking assistance when you have questions about the Company’s code of ethics and business conduct or when faced with a challenging ethical situation.

•                  Never acting unethically, even if directed by another person to do so.

•                  Never retaliate against an individual because that individual has reported a suspected violation of the Code.

If a potential course of action seems questionable, please seek guidance from your supervisor or our Compliance Officer (currently Bradley D. Slye).  We encourage open communications regarding the possible violation of the Company’s ethical principles and business practices.

/s/ Bradley D. Slye
Bradley D. Slye, Chief Executive Officer

Compliance with Laws and Company Code of Conduct

All Company officers, employees and directors are expected and directed to comply with all laws and Company’s Code of Ethics and Business Conduct.

Each employee, officer and director has an obligation to behave according to ethical standards that comply with the Company’s policy, and the letter and spirit of applicable laws, rules and regulations.  It is everyone’s responsibility to know and understand legal and policy requirements as they apply to his or her Company responsibilities.

Employees, officers and directors should promptly report all known or suspected violations of applicable law or the Company’s ethical principles to his or her supervisor or Bradley D. Slye, our Compliance Officer.  Or, as an alternative, he or she may contact the Compliance Hotline http://www.icfraud.com, an independent provider, to report suspected violations or incidents that he or she believes do not meet the Company standards.

Accuracy of Company Records

Each officer and employee must help maintain the integrity of the Company’s financial and other records.

Management, directors, audit committee members, shareholders, creditors, governmental entities and others depend on  Company’s business records for reliable and accurate information.  The Company’s books, records, accounts and financial statements must appropriately and accurately reflect the Company’s transactions and conform to applicable legal requirements and the Company’s system of internal controls.  In particular, the Company is committed to full, fair, accurate, timely and understandable disclosure in all reports filed with the Securities and Exchange Commission (SEC) and in other public communications, and each person subject to this Code is required to provide truthful, complete and timely information in support of this commitment.

There is no excuse for participating in the creation of or not reporting a deliberately false or misleading  Company record.  In addition, an employee, officer or director must not destroy, alter, falsify or cover up documents with the intent to impede or obstruct any investigation of suspected wrongdoing.

Directors, officers and employees must not participate in any misstatement of the Company’s accounts, and they must avoid improper influence on the conduct of an audit.  No circumstances justify the maintenance of “off-the-books” accounts.  All arrangements or requisition contracts under which funds are disbursed shall accurately state the purposes for which these funds are paid and shall not be misleading.

Business records and communications often become public and you are expected to avoid exaggeration, derogatory remarks, guesswork or inappropriate characterizations of individuals or companies that could be misunderstood.  This obligation applies in any communication, including, but not limited to e-mail, internal memoranda and formal reports.  Records are expected to be retained or destroyed according to the Company’s record retention policies.  In the event of litigation or governmental investigation you are expected to consult  Company’s legal counsel concerning the records you hold.

Securities Trading Policies

Never trade securities on the basis of confidential information acquired in the course of your  Company duties or while you are at the workplace.

There are times when employees, officers or directors possess information about the Company, its subsidiaries or affiliates or about a company with which the Company does business that is not known to the investing public.  Such insider information may relate to, among other things, strategies, plans of the Company, new products or processes, mergers, acquisitions or dispositions of businesses or securities, problems facing the Company, sales, profitability, negotiations relating to significant contracts or business relationships, significant litigation or financial information.

If any information is of the type that a reasonable investor would consider important in reaching an investment decision, the Company employee, officer or director who possesses such information must not buy or sell Company securities, nor provide the information to others, until such information becomes public.  Use of material, non-public information in the above manner is not only illegal, but also unethical.  Employees who directly or indirectly involve themselves in illegal insider trading will be subject to immediate termination by the Company, and an individual convicted of insider trading may face criminal penalties of up to ten years in prison and/or a $1,000,000 fine.

All employees, officers and directors must also read, become familiar with and comply with the Company’s insider trading policy provided separately from this Code of Ethics and Business Conduct.

An employee, officer or director who is unsure how the law applies in a given instance, should seek guidance before he or she trades.  All questions should be referred to our Compliance Officer.

Contact with Government Officials

The Company complies with all applicable laws, rules and regulations relating to lobbying or attempting to influence government officials.

Bribery, kickbacks or other improper or illegal payments have no place in the Company’s business.  In addition, information provided to governments must be accurate and interactions with government officials must be honest and ethical.  All activities that might constitute lobbying or attempts to influence government officials must first be reviewed with and approved by legal counsel.

Before doing business with foreign, national, state or local government, an employee or officer must know the applicable rules.  An employee who is in doubt, must not make the mistake of interpreting the rules by him or herself.  Such an employee must discuss the matter with his or her supervisor or other management of the Company.

Conflicts of Interest

Each employee, officer and director must avoid any situation in which his or her personal interests conflict with or interfere with the Company’s interests.

Each employee and officer owes the Company a duty of loyalty.  Employees and officers must make business decisions solely in the best interests of the Company.  Conflicts may arise when an employee or officer receives improper personal benefits as a result of the person’s position with the Company or gains personal enrichment through access to confidential information.  A conflict situation can also arise when an employee or officer takes actions or has interests that may make it difficult to perform his or her  Company work objectively and effectively.  For that reason, all employees and officers must exercise great care not to allow their personal interests to potentially conflict with the Company’s interests.  Each employee, officer and director shall act with honesty and integrity, avoiding actual or apparent conflicts of interest between personal and professional relationships.

Company employees are generally free to engage in outside activities of their choice.  It is important, however, that such activities do not adversely affect the Company’s business, involve misuse of  Company position or resources, divert for personal gain any business opportunity from which the Company may profit, or constitute a potential source of discredit to the the Company name.  The following is a non-exhaustive list of examples of prohibited conflicts of interest for employees and officers of the Company:

•                  Consulting with or employment in any capacity with a competitor, supplier or customer of the Company.

•                  Having a substantial equity, debt, or other financial interest in any competitor, supplier or customer.

•                  Having a financial interest in any transaction involving the purchase or sale by the Company of any product, material, equipment, services or property.

•                  Misusing the Company’s confidential or proprietary information, including the unauthorized disclosure or use of such information.

•                  Using materials, equipment or other assets of the Company for any unauthorized or undisclosed purpose.

•                  Receiving loans or guarantees of obligations from the Company without Board of Director authorization.

Directors also owe the Company a duty of loyalty.  The duty of loyalty mandates that the best interests of the Company and its shareholders take precedence over any interest possessed by a director not shared by the shareholders generally.  In the event that a conflict (or the appearance of a conflict) arises or is anticipated, directors must bring the matter to the attention of the Chairman of the Audit Committee.

Political Contributions and Related Policies

Generally  Company’s funds or resources may not be used to make a political contribution to any political candidate or political party.

Exceptions to this basic policy are allowed only where such contributions are permitted by law and permission is granted in advance by the Company’s Chief Executive Officer, Compliance Officer or Board of Directors.  Company policy does not permit the use of any Company facilities or resources by employees for political campaigning, political fundraising or partisan political purposes.  A decision by an employee to contribute any personal time, money or other resources to a political campaign or political activity must be totally voluntary.

Business Courtesies and Gratuities

The Company’s policy is not to offer or accept kickbacks or bribes, or gifts of substantial value.

Company employees, officers and directors may only exchange non-monetary and modestly-valued gifts that promote goodwill with our business partners and do not improperly influence others.  We will accept only approved and widely available discounts and do not encourage, accept or exchange gratuities or payments for providing services to others.

Business courtesies such as meals, transportation and entertainment provided to a customer must be modest in amount and related to a legitimate business purpose (e.g., explanation or demonstration of  Company products, application of products, service capabilities, or training).  Such courtesies must not violate the law, regulations, or reasonable customs of the market-place.  If you have any question about whether any business courtesies, gratuities or gifts are appropriate, please contact your supervisor or other  Company management.

Company Opportunities

Do not use a Company opportunity for personal gain.

Employees, officers and directors owe a duty to the Company to advance its legitimate interests when the opportunity to do so arises.  Employees, officers and directors are prohibited (without the specific consent of the Board of Directors or an appropriate committee thereof) from (1) taking for themselves personally opportunities that are discovered through the use of company property, information or their position, (2) using company property, information or their position for personal gain, or (3) competing with the Company directly or indirectly.

Intellectual Property and Confidential Information

The Company invests substantial resources in developing proprietary intellectual property and confidential information.

Confidential information is information that is not generally known or readily available to others.  It includes non-public information that might be of value to competitors if it were disclosed.  It must not be shared with others outside the Company except pursuant to approved business relationships or when required by law.  Confidential information includes, but is not limited to, intellectual property and trade secrets, business plans and information, marketing and sales programs and information, customer and prospective customer information and lists, pricing information and policies, financial information, and any other information which the Company deems confidential.

Every  Company employee, officer and director is obligated to protect the Company’s confidential information as well as that of its customers, suppliers and third parties who disclose information to the Company in confidence.   Company employees, officers and directors must not accept confidential information from a third party, including competitors, unless specifically authorized to do so by an authorized supervisor or officer of the Company and following an appropriate grant of rights from such third party.

Protection and Proper Use of Company Assets

Our shareholders trust us to manage Company assets appropriately.

Collectively, employees, officers and directors have a responsibility for safeguarding and making proper and efficient use of the Company’s assets.  Each of us has an obligation to prevent the Company’s property from loss, damage, misuse, theft, embezzlement or destruction.  We seek to ensure that the Company equipment, supplies and other assets are used for legitimate business purposes unless otherwise specifically authorized, and to protect all tangible and intangible Company property.

Fair Dealing with Competitors, Customers and Suppliers

Respect the rights of competitors, customers and suppliers.

The Company’s success depends on building productive relationships with our customers and suppliers based on integrity, ethical behavior and mutual trust.  In addition, customers have individual needs and expectations representing unique opportunities for mutual success.

The Company bases its supplier relationships on fundamental concepts of integrity, fairness, and mutual respect.

The Company strives to outperform its competition fairly and honestly.  The Company seeks and develops competitive advantages through superior performance, not through unethical or illegal business practice.  Each Company employee, officer and director should endeavor to deal fairly with the Company’s customers, suppliers and competitors.  No one should take unfair advantage through manipulation, concealment, abuse of privileged information, misrepresentation of material facts or any other intentional unfair dealing.

Personal Behavior in the Workplace

The Company is committed to providing equal opportunity in employment and will not tolerate illegal discrimination or harassment.

The Company strives to enhance and support the diversity of its employee group.  All are expected to deal with each other in an atmosphere of trust and respect in a manner consistent with the Company’s core values.  Please refer to applicable portions of our Employee Handbook for guidance related to personal behavior in the workplace.

Public Disclosure of Code and Waivers

The existence and content of this Code of Ethics and Business Conduct will be disclosed to shareholders and may be available on the Company’s website.  It is expected that waivers of this Code rarely, if ever, would be acceptable.  Any waiver a provision of Code for executive officers or directors may granted only by the Board of Directors, with only the independent members voting, or an appropriate Board Committee consisting of independent directors, and such waiver must be promptly disclosed to shareholders.

Accountability for Adherence to the Code

Each employee, officer and director must accept responsibility for adherence to this Code.  Violations of this Code may lead to serious sanctions including, for an employee, discipline up to and including immediate termination, in the sole discretion of the Company.  The Company may, in addition, seek civil recourse against an employee, officer or director and/or refer alleged criminal misconduct to law enforcement agencies.

Reporting Any Suspected Illegal or Unethical Behavior

The Company maintains an open door policy and an anonymous hotline for employees to raise concerns and to encourage the reporting of suspected violations of law or the Code of Ethics and Business Conduct without fear of retribution or retaliation.

If you have questions about an ethical situation, you are encouraged to talk with your supervisor or with our Compliance Officer about any behavior you believe may be illegal or unethical.  You will be assured confidentiality, to the limit of the law.  If you do not feel it is appropriate to discuss the issue with these persons, the Company has established a hotline so that you can report concerns or potential violations anonymously (see below).  Anonymous reports should supply detailed information to address the concern.

Please refer to our Employee Handbook for reporting procedures when questions or potential violations arise that are not related to the Company’s financial and accounting practices.

It is against the Company’s policy to retaliate against any employee, officer or director for good faith reporting of violation of this Code.  If you feel you have been retaliated against for raising your good faith reporting, you should immediately contact your supervisor, our Compliance Officer or the Compliance Hotline.  To contact the compliance hotline anonymously,  go to http://www.icfraud.com.

Coordination with Other  Company Policies

The provisions of this Code of Conduct are in addition to, and do not modify, replace or supersede, the Company’s other policies or procedures including, but not limited to, those policies and procedures set forth in the Company’s Employee Handbook and the Company’s other statements of policy or procedure, whether written or oral.

Additionally, this Code of Conduct is not intended to be and does not constitute a contract of employment between the Company and its employees.  If you are an employee and do not have an Employment Agreement with the Company, you are an employee at-will.  This means that you have the option of resigning from your employment at any time, for any reason or no reason, with or without prior notice.  Conversely, the Company has same option to terminate your employment at any time, for any reason or no reason, with or without prior notice.

Monitoring

The Company will periodically reaffirm its commitment to compliance with the Code of Ethics and Business Conduct.

The Company intends to conduct periodic training sessions regarding the Code.  In addition, the Company will periodically distribute copies of the Code and the Certification of Compliance card to each employee, officer and director to remind such persons of the contents of the Code as well as to reestablish their commitment to compliance with it.

Appendix B

CHARTER FOR THE NOMINATING

COMMITTEE OF THE BOARD OF DIRECTORS OF

ELECTRO-SENSORS, INC.

PURPOSE:

The Nominating Committee shall be responsible for matters relating to the governance of Electro-Sensors, Inc. (the “Company”), including selection of candidates for the Company’s Board of Directors.

MEMBERSHIP:

The Nominating Committee will be comprised only of independent (as such term is defined by applicable laws and regulations or the Company’s corporate governance policies, if any) directors appointed by the Board.

The Chair of the Nominating Committee shall be elected by the Board or, if not elected by the Board, then by the majority of the members of the Committee.  The Chair of the Nominating Committee shall conduct the Committee meetings as well as represent the Committee at meetings of the Company’s Board.

RESPONSIBILITIES:

•                  Developing, reviewing and revising as appropriate, for adoption by the Board, the Principles of Corporate Governance by which the Company and the Board shall be governed.

•                  Developing, reviewing and revising as appropriate, for adoption by the Board, the codes of ethical conduct and legal compliance by which the Company and its directors, officers, employees and agents will be governed.

•                  Developing and recommending to the Board policies and processes designed to provide for effective and efficient governance, including but not limited to:  policies for evaluation of the Board and the chairperson; nomination, election and reelection of Board members; and succession planning for the Board chairperson and other Board leaders.

•                  Annually reviewing the composition of the Board, focusing on the governance and business needs and requirements of the Company, and reporting to the Board regarding suggested changes in Board composition, which will guide the Committee in the selection, recruitment and recommendation of directors.

•                  Overseeing organization, membership and evaluation of Board committees and committee members.

•                  Reviewing and making recommends regarding shareholder proposals that related to corporate governance.

•                  Establishing Board member selection criteria and meeting as necessary to consider the nomination and screening of Board member candidates and to evaluate the performance of the Board and its members.

•                  Evaluating the performance of Board members eligible for reelection; addressing performance issues as needed; and recommending the reelection of Board members who are performing effectively and continue to provide a competency needed on the Board.

•                  Annually reviewing the composition of the Board against a matrix of skills and characteristics focused on the governance and business needs and requirements of the Company, and reporting to the Board regarding suggested changes in Board composition which will guide the Committee in the selection, recruitment and recommendation of directors.

•                  Review director nominees proposed by shareholders and recommend the director nominees for the annual meeting of shareholders.

All members of management of the Company are requested to cooperate with the Nominating Committee, and to render assistance to it as it shall request in carrying out its functions.

MEETINGS:

The Nominating Committee shall establish its own schedule or meetings and provide a copy of it to the Board and will maintain written minutes of its meetings.  Such minutes shall be promptly made available to the members of the Board of Directors, and filed with the minutes of the meetings of the Board of Directors.

AUTHORITY:

The Nominating Committee shall have the authority, as and when it shall determine to be necessary or appropriate to the functions of the Nominating Committee,

(i)                                     at the expense of the Company and not at the expense of the members thereof, counsel (which may be, but need not be, the regular corporate counsel to the Company), employ one or more recruiting firms to assist in the identification and recruitment of director candidates and other advisors to assist it in connection with its functions; and

(ii)                                  to request from the Chief Executive Officer, the Chief Financial Officer, and such other members of the Company’s management as the Committee shall deem appropriate, advice and information, orally or in writing, concerning the Company’s business operations and financial condition relevant to the functions of the Committee.

ELECTRO-SENSORS, INC.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.

PROXY FOR ANNUAL MEETING

April 14, 2004

                The undersigned hereby appoints BRADLEY D. SLYE and PETER R. PETERSON, and each of them, with full power of substitution, his or her Proxies to represent and vote, as designated below, all shares of the Common Stock of Electro-Sensors Inc. registered in the name of the undersigned at the 2003 Annual Meeting of Shareholders of the Company to be held at the Sheraton Bloomington (previously known as the Radisson South), 7800 Normandale Boulevard, Bloomington, Minnesota, at 2:00 p.m. local time, on April 14, 2004, and at any adjournment thereof.  The undersigned hereby revokes all proxies previously granted with respect to such meeting.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN FOR A PARTICULAR PROPOSAL, WIL BE VOTED FOR SUCH PROPOSAL.

DETACH BELOW AND RETURN USING THE ENVELOPE PROVIDED

ELECTRO-SENSORS, INC. 2004 ANNUAL MEETING

The Board of Directors recommends that you vote FOR each proposal.

1.	Set number of directors at five
2.	Elect five directors:	1 — B. Slye	2 — P. Peterson	3 — G. Miller
		4 — J. Marino	5 — J. Strom
3.	Approve appointment of Virchow Krause & company as independent auditors for the current fiscal year.
4.	Other Matters. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.